Exhibit 32.2

Certification of Periodic Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Eagle Materials Inc. and subsidiaries (the “Company”) on Form 10-Q for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Craig Kesler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 29, 2019

By:	/s/ D. Craig Kesler
D. Craig Kesler Chief Financial Officer (Principal Financial Officer)